Exhibit 99.1

FOR IMMEDIATE RELEASE

Mission Produce® Announces Leadership Succession and Provides Update on Board Refreshment Initiative

Founder & CEO Steve Barnard to Transition to Executive Chairman of the Board; President and

COO John Pawlowski to Become CEO at the close of the Annual Meeting of Shareholders in April 2026

Board Refreshment Initiative Underway –Three New Independent Directors Appointed in

Advance of Expected Retirement of Current Board Chair at close of the Annual Meeting

Oxnard, Calif. – December 18, 2025 – Mission Produce, Inc. (NASDAQ: AVO) (“Mission” or “the Company”) a world leader in sourcing, producing, and distributing fresh Hass avocados, today announced a leadership succession plan and an update on its Board refreshment initiative. These actions position the Company to successfully execute on its long-term strategic plan, accelerate growth, and deliver value to shareholders.

Leadership Succession

Following two consecutive years of exceptional financial performance and operational execution, and the successful completion of a significant capital expenditure cycle, Mission Produce announced that President and Chief Operating Officer John Pawlowski has been named Chief Executive Officer, to become effective at the close of the Company’s Annual Meeting of Shareholders in April 2026. Steve Barnard, who co-founded Mission in 1983 and served as its CEO since 1988, will transition to Executive Chairman of the Board, where he will continue to support the Company’s strategic direction as Board Chair while working closely with Mr. Pawlowski and the leadership team in an advisory capacity.

Steve Barnard commented, “Over the past four decades, our team has built Mission into the global leader in avocados—expanding our world-class growing operations, strengthening our distribution network across four continents, and establishing Mission as the partner of choice for retailers and foodservice customers worldwide. In the past two fiscal years, we delivered phenomenal results that demonstrate the extraordinary coordination and effectiveness of our team, completed a multi-year transformational capital investment cycle, and further enhanced the Company’s cash flow generation and balance sheet to capitalize on exciting future opportunities. Since joining Mission, John has brought tremendous leadership and operational expertise, and I am confident that his strategic vision and decades of experience in the global food industry make him the ideal leader to guide Mission through its next chapter of growth. I am proud of what we have accomplished together, and I look forward to supporting John and the team in my new role as Executive Chairman of the Board.”

“I am honored to take on the role of CEO and grateful to Steve and the Board for their confidence,” said John Pawlowski. “Mission Produce is exceptionally well-positioned—our investments in world-class growing operations and global distribution infrastructure have created significant durable competitive advantages that are driving our strong performance. As we pivot to a period of greater free cash flow generation, I am excited to lead our talented team as we continue to drive avocado consumption globally and deliver value for our customers, grower partners, and shareholders. The future is bright for Mission Produce, and I look forward to building on the incredible foundation we have created under Steve’s leadership.”

Pawlowski joined Mission Produce in April 2024 as President and Chief Operating Officer. He is a highly accomplished executive with more than 25 years in the global food and foodservice industry, specializing in business development, system optimization and executive team management. Prior to Mission, Pawlowski served as President and COO of Lipari Foods, a leading independent distributor, and served for more than 16 years at J.M. Smucker in a variety of leadership positions, culminating with a role as Vice President of International. Pawlowski holds a Master of Business Administration from Kent State University and a Bachelor of Science in Marketing from Miami University.

Strategic Board Refreshment Initiative

Concurrent with the Company’s leadership changes that are expected to become effective at the close of the Company’s 2026 Annual Meeting, the Company also expects to complete its strategic Board refreshment initiative. Over the course of 2025, Mission Produce has focused on enhancing the breadth and depth of its Board of Directors, adding three highly qualified independent directors who bring deep expertise in finance, food and beverage operations, and agribusiness. These new directors, combined with Mr. Barnard’s transition to Executive Chairman, position the Board for a natural evolution in leadership following the retirement of long-time Board Chair, Stephen Beebe, as well as Board member Bonnie Lind, who will not stand for reelection at the Company’s 2026 Annual Meeting. The Board has appointed Linda Segre, who has served on the Board since 2020, as its new Lead Independent Director.

Steve Barnard added, “I want to recognize Stephen Beebe’s contributions in building Mission into the industry leader it has become over the past four decades. He has been an instrumental and trusted advisor that has made an immeasurable impact on our success. We wish him all the best in his well-deserved retirement. I’d also like to thank Bonnie for her contributions as our Audit Committee Chair, who alongside the rest of our Board have put us in position to win and have helped us attract an amazing group of professionals to the Mission organization.”

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Michael Sims (appointed May 2025) – A seasoned financial executive with more than four decades of experience leading global organizations across the food, agriculture, and consumer industries. Sims most recently served as Executive Vice President and CFO of TruGreen, and previously held senior leadership roles at AdvancePierre Foods and Chiquita Brands International, where he led global finance and business development initiatives for over 20 years. He currently serves on the boards of The Hain Celestial Group and Winland Foods. Mr. Sims serves on the Audit Committee and will assume the role of Chair effective at the 2026 Annual Meeting.

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Laura Flanagan (appointed June 2025) – A highly accomplished executive with over 25 years of leadership experience driving growth and innovation across the food and beverage industry. Flanagan most recently served as CEO and board member of Ripple Foods, and previously was CEO of Foster Farms, the largest branded poultry producer in the western United States. Earlier in her career, she held leadership roles at ConAgra Brands, PepsiCo, and General Mills. She currently serves on the board of Performance Food Group (NYSE: PFGC). Ms. Flanagan serves on the Nominating and Corporate Governance Committee and the Audit Committee. Ms. Flanagan will assume the role of Chair of the Nominating and Corporate Governance Committee upon Mr. Beebe’s retirement.

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Douglas Stone (appointed November 2025) – Brings decades of leadership experience in the agribusiness industry. Stone most recently served as President of AgriBusiness at J.R. Simplot Company, where he oversaw strategic growth and operational excellence across global markets. Prior to that, he held key leadership roles including President and CEO of Consolidated Sourcing Solutions and Senior Vice President of Sales and Marketing at Terra Industries Inc. Mr. Stone serves on the Compensation Committee.

About Mission Produce, Inc.

Mission Produce (Nasdaq: AVO) is a global leader in the worldwide fresh produce business, delivering fresh Hass avocados and mangos to retail, wholesale and foodservice customers in over 25 countries. Since 1983, Mission Produce has been sourcing, producing and distributing fresh Hass avocados, and today also markets mangos and grows blueberries as part of its diversified portfolio. The Company is vertically integrated and owns five state-of-the-art packing facilities across the U.S., Mexico, Peru, and Guatemala. With sourcing capabilities across 20+ premium growing regions, the company provides a year-round supply of premium fresh fruit. Mission’s global distribution network includes strategically positioned forward distribution centers across key markets throughout North America, China, Europe, and the UK, offering value-added services such as ripening, bagging, custom packing and logistical management. For more information, please visit www.missionproduce.com.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as “may”, “will”, “expect”, “intend”, “plan”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “goal” and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including statements about our short-term and long-term assumptions, goals and targets. Many of these assumptions relate to matters that are beyond our control and changing rapidly. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including: reliance on primarily one main product, limitations regarding the supply of fruit, either through purchasing or growing; fluctuations in the market price of fruit; increasing competition; risks associated with doing business internationally, including Mexican and Peruvian economic, political and/or societal conditions; inflationary pressures; establishment of sales channels and geographic markets; loss of one or more of our largest customers; general economic conditions or downturns; supply chain failures or disruptions; disruption to the supply of reliable and cost-effective transportation; failure to recruit or retain employees, poor employee relations, and/or ineffective organizational structure; inherent farming risks, including climate change; seasonality in operating results; failures associated with information technology infrastructure, system security and cyber risks; new and changing privacy laws and our compliance with such laws; food safety events and recalls; failure to comply with laws and regulations; changes to trade policy and/or export/import laws and regulations; risks from business acquisitions, if any; lack of or failure of infrastructure; material litigation or governmental inquiries/actions; failure to maintain or protect our brand; changes in tax rates or international tax legislation; risks associated with global conflicts; inability to accurately forecast future performance; the viability of an active, liquid, and orderly market for our common stock; volatility in the trading price of our common stock; concentration of control in our executive officers, and directors over matters submitted to stockholders for approval; limited sources of capital appreciation; significant costs associated with being a public company and the allocation of significant management resources thereto; reliance on analyst reports; failure to maintain proper and effective internal control over financial reporting; restrictions on takeover attempts in our charter documents and under Delaware law; the selection of Delaware as the exclusive forum for substantially all disputes between us and our stockholders; risks related to restrictive covenants under our credit facility, which could affect our flexibility to fund ongoing operations, uses of capital and strategic initiatives, and, if we are unable to maintain compliance with such covenants, lead to significant challenges in meeting our liquidity requirements and acceleration of our debt; and other risks and factors discussed from time to time in our Annual and Quarterly Reports on Forms 10-K and 10-Q and in our other filings with the Securities and Exchange Commission. You can obtain copies of our SEC filings on the SEC’s website at www.sec.gov. The forward-looking statements contained in this press release are made as of the date hereof and the Corporation does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

Contacts:

Investor Relations

Jeff Sonnek

ICR

646-277-1263

jeff.sonnek@icrinc.com

Media

Jenna Aguilera

Marketing Content and Communications Manager

Mission Produce, Inc.

press@missionproduce.com